Exhibit 99.1
United Components Reports Results of Operations for
First Quarter 2006
EVANSVILLE, IN May 3, 2006 - United Components, Inc. (“UCI”) today announced results for the quarter ended March 31, 2006. Revenue increased to $263.7 million, 7.4% over the year-ago quarter, with increases in the retail, heavy duty and original equipment sales channels and declines in the traditional and original equipment service channels. Net income for the quarter was $4.8 million, up from $2.7 million for the first quarter of 2005.
Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted pursuant to the company’s credit agreement for its senior credit facilities, was $29.5 million for the first quarter, an increase of 19.9% over EBITDA of $24.6 million for the year-ago quarter.
“We are extremely pleased with our strong start to 2006,” said Bruce Zorich, Chief Executive Officer of UCI. “We saw some very tangible results this quarter from the investment we’ve made throughout 2005, and continue to make, in revenue and profitability initiatives.”
“Our new business development efforts were reflected in our first quarter revenue improvement, particularly in the retail channel,” continued Zorich. “And our operational improvements helped to offset the continuing increases in raw material and energy costs.”
UCI continues to work toward completing its previously announced acquisition of ASC Industries, Inc. The regulatory clearance necessary for the transaction has been obtained, and the company currently anticipates completing the acquisition by the end of May 2006. UCI plans to fund the acquisition through an amendment to its existing senior credit facilities, including additional borrowings of approximately $115 million.
UCI generated $18.9 million of cash in the quarter, ending the quarter with $45.1 million in cash. As of March 31, 2006, the company’s debt stood at $443 million, down from $581 million in June 2003 when the acquisition occurred.
Conference Call
The company will host a conference call to discuss its results and performance on Thursday, May 4, at 11:00 a.m. Eastern Daylight Time. Interested parties are invited to listen to the call by telephone. Domestic callers can dial (800) 637-1381. International callers can dial (641) 297-7667.

A replay of the call will be available from May 5, 2006, for a ninety-day period, at www.ucinc.com. Click on the UCINC 2006 1st Quarter Results button.
About United Components, Inc.
United Components, Inc. is among North America’s largest and most diversified companies servicing the vehicle replacement parts market. We supply a broad range of products to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets. Our customer base includes leading aftermarket companies as well as a diverse group of original equipment manufacturers.
Forward Looking Statements
All statements, other than statements of historical facts, included in this press release and the attached report that address activities, events or developments that UCI expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give UCI’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of UCI and its subsidiaries. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They are subject to uncertainties and factors relating to UCI’s operations and business environment, all of which are difficult to predict and many of which are beyond UCI’s control. UCI cautions investors that these uncertainties and factors, including those discussed in Item 1A of UCI’s 2005 Annual Report on Form 10-K and in its other SEC filings, could cause UCI’s actual results to differ materially from those stated in the forward-looking statements. UCI cautions that investors should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, UCI undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
For More Information, Contact:
Charlie Dickson, Chief Financial Officer (812) 867-4726
Dave Barron (812) 867-4727
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United Components, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	March 31,	December 31,
	2006	2005
Assets

Current assets
Cash and cash equivalents	$45,074	$26,182
Accounts receivable, net	265,533	259,619
Inventories, net	184,476	183,186
Deferred tax assets	27,383	26,295
Other current assets	18,212	22,123

Total current assets	540,678	517,405

Property, plant and equipment, net	192,024	194,600
Goodwill	166,559	166,559
Other intangible assets, net	86,234	87,197
Deferred financing costs, net	5,854	6,177
Pension and other assets	13,002	12,904

Total assets	$1,004,351	$984,842

Liabilities and shareholder’s equity

Current liabilities
Accounts payable	$118,724	$109,912
Short-term borrowings	319	261
Current maturities of long-term debt	1	12
Accrued expenses and other current liabilities	101,721	96,064

Total current liabilities	220,765	206,249

Long-term debt, less current maturities	442,432	442,274
Pension and other postretirement liabilities	51,081	49,623
Deferred tax liabilities	2,382	4,380
Other long-term liabilities	1,306	1,970

Total liabilities	717,966	704,496

Shareholder’s equity	286,385	280,346

Total liabilities and shareholder’s equity	$1,004,351	$984,842

United Components, Inc.
Condensed Consolidated Income Statements (unaudited)
(in thousands)

	Three Months ended March 31,
	2006	2005
Net sales	$263,665	$245,506
Cost of sales	209,515	199,420

Gross profit	54,150	46,086

Operating expenses
Selling and warehousing	18,923	18,263
General and administrative	14,537	12,419
Amortization of acquired intangible assets	1,383	1,532
Costs of closing facilities and consolidating operations	1,393	—

Operating income	17,914	13,872

Other income (expense)
Interest expense, net	(9,375)	(8,772)
Management fee expense	(500)	(500)
Miscellaneous, net	(77)	(52)

Income before income taxes	7,962	4,548
Income tax expense	3,209	1,819

Net income	$4,753	$2,729

United Components, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months ended March 31,
	2006	2005
Net cash provided by operating activities	$24,784	$25,111

Cash flows from investing activities:
Capital expenditures	(6,479)	(9,687)
Proceeds from sale of property, plant and equipment	175	112

Net cash used in investing activities	(6,304)	(9,575)

Cash flows from financing activities:
Issuances of debt	58	39
Debt repayments	(11)	(583)
Shareholder’s equity contribution	340	600

Net cash provided by financing activities	387	56

Effect of exchange rate changes on cash	25	(127)

Net increase in cash and cash equivalents	18,892	15,465

Cash and cash equivalents at beginning of year	26,182	11,291

Cash and cash equivalents at end of period	$45,074	$26,756

EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in United Components, Inc. (“UCI”). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor’s comparison of UCI’s operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition’s purchase price.
The calculation of Adjusted EBITDA, presented below, reflects the calculation of EBITDA as used in the credit agreement for UCI’s senior credit facilities. This Adjusted EBITDA is used to measure compliance with covenants of that agreement such as interest coverage. (The amounts presented below are for all of UCI. The actual amounts used to measure compliance to the credit agreement covenants may differ in that under certain circumstances the results of certain foreign subsidiaries are excluded.)
EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (“US GAAP”) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.
Schedule A
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(dollars in millions)

	2006	2005
	Q1	Q1
Net income	$4.8	$2.7
Interest expense, net	9.4	8.8
Income tax expense	3.2	1.8
Depreciation	7.6	8.3
Amortization of intangibles	1.9	1.5

EBITDA	26.9	23.1

One-time or unusual items:

— Closing facilities and consolidating operations	1.4	—

— Product line relocations and employee severance	0.3	0.8

Non-cash charges (primarily stock options in 2006 and pension in 2005)	0.4	0.2

Management fee	0.5	0.5

ADJUSTED EBITDA	$29.5	$24.6

Schedule B
Reconciliation of Net Income to EBITDA and Adjusted EBITDA for 2005
(dollars in millions)

	2005
					Full
	Q1	Q2	Q3	Q4	Year
Net income (loss)	$2.7	$4.4	$6.0	$(17.6)	$(4.5)

Interest expense, net	8.8	8.8	9.2	9.7	36.5

Income tax expense (benefit)	1.8	4.8	4.1	(8.2)	2.5

Depreciation	8.3	8.2	7.9	7.9	32.3

Amortization of intangibles	1.5	1.6	1.7	1.9	6.7

EBITDA	23.1	27.8	28.9	(6.3)	73.5

One-time or unusual items:

— Product line relocations, facilities upgrades and consolidations, severance, other	0.8	1.4	—	0.4	2.6

— Asset impairments and other costs	—	2.2	0.6	18.7	21.5

— Warranty reserves	—	—	—	14.0	14.0

Non-cash charges (primarily pension)	0.2	0.1	0.3	0.7	1.3

Management fee	0.5	0.5	0.5	0.5	2.0

ADJUSTED EBITDA	$24.6	$32.0	$30.3	$28.0	$114.9